EXHIBIT 16.1


LETTER FROM HJ & Associates, LLC

                                 April 25, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read the statements of Global Seafood Technologies, Inc. pertaining to our firm included under Item 4 of Form 8-K and agree with such statements as they pertain to our firm.

Very truly yours,

/s/  HJ & Associates, LLC

HJ & Associates, LLC